                                                                Exhibit 10.16.4

                                THIRD AMENDMENT
                                     TO THE
                             RALPHS GROCERY COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                 (As Amended and Restated as of April 9, 1994)

                 This Amendment to the Ralphs Grocery Company Supplemental Executive Retirement Plan (as amended and restated as of April 9, 1994) (the "SERP") is effective as of July 1, 1995.

         1. Section 1.1 of the SERP is amended by deleting the word "and" from the end of clause (c), changing the period at the end of clause (d) to a semicolon, adding the word "and" after the new semicolon at the end of clause
(d) and adding a new clause (e) to read as follows:

                 "(e) fifth, in the case of a Participant who was an employee of Food 4 Less Supermarkets, Inc. or any of its subsidiaries prior to June 14, 1995 and who became an employee of the Company on June 14, 1995, such Participant became a participant in the Basic Plan on July 1, 1995, but with Years of Credited Service from 1985 through 1994 up to a maximum of ten (10) years based upon the individual's date of hire by Food 4 Less Supermarkets, Inc. or any of its predecessors.

         2. Section 1.17 of the SERP is amended by adding the following sentence to the end thereof:

                 "In the case of a Employee who was an employee of Food 4 Less Supermarkets, Inc. or any of its subsidiaries immediately prior to June 14, 1995, "Gross Compensation" shall also include such individual's compensation reported for Federal Income Tax purposes for services rendered as an employee of Food 4 Less Supermarkets, Inc. or any of its subsidiaries, plus any amounts deferred under any plan qualified under
                 Section 401(k) of the Code or any unfunded deferred compensation plan maintained by Food 4 Less Supermarkets, Inc. or any of its subsidiaries or any salary reductions under
                 Section 125 of the Code; provided, however, that Gross Compensation shall not include moving expenses, educational reimbursements, car allowances, income from exercising stock options, imputed income from employee benefit programs maintained by Food 4 Less Supermarkets, Inc. or any of its subsidiaries, living allowances and payments under any deferred compensation plan maintained by Food 4 Less Supermarkets, Inc. or any of its subsidiaries."

         3. Section 2.1 is amended in its entirety to read as it read prior to the Second Amendment to the SERP.

         IN WITNESS WHEREOF, the Ralphs Grocery Company has executed this Amendment this ______ day of _______________, 1995.

                                       RALPHS GROCERY COMPANY
                                       BENEFITS COMMITTEE



                                       By_______________________________





                                       2